Exhibit 10.1

AMENDMENT
TO THE
GUITAR CENTER, INC.
AMENDED 1997 EQUITY PARTICIPATION PLAN

                Pursuant to the authority reserved to the Board of Directors (the “Board”) of Guitar Center, Inc. (the “Company”), a corporation organized under the laws of State of Delaware, under Section 10.2 of the Guitar Center, Inc. Amended 1997 Equity Participation Plan (the “Plan”), the Board hereby amends the Plan as follows.

1.             Effective as of November 2, 2006, Article I of the Plan is hereby amended to incorporate a new section following the definition of “Employee” and preceding the definition of “Exchange Act”, to read in its entirety as follows:

                                EQUITY RESTRUCTURING.  “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.             Effective as of November 2, 2006, Section 10.3(a) of the Plan is hereby amended to read in its entirety as follows:

               (a)           Subject to Section 10.3(d), in the event that the Committee (or the Board, in the case of Options granted to Independent Directors) determines that other than an Equity Restructuring any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion (or in the case of Options granted to Independent Directors, the Board’s sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent, Deferred Stock award or Stock Payment, then the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of

                                (i)            the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock or Deferred Stock

(including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

                                (ii)           the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock, and

                                (iii)          the grant or exercise price with respect to any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment.

3.             Effective as of November 2, 2006, Section 10.3 of the Plan is hereby amended to incorporate a new subsection (e) following existing subsection (d), to read in its entirety as follows:

(f)            In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 10.3(a) and 10.3(b):

                                (i)            The number and type of securities subject to each outstanding Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, Stock Payment, Restricted Stock or Deferred Stock and the exercise price or grant price thereof, if applicable, will be proportionately adjusted.  The adjustments provided under this Section 10.3(e)(i) shall be nondiscretionary and shall be final and binding on the affected Optionee or Grantee and the Company.

                                (ii)           The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 and the Award Limit).

4.             Notwithstanding anything in this Amendment to the Plan to the contrary, this Amendment to the Plan shall not apply to, and instead Section 10.3(a) of the Plan shall apply to, any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, Stock Payment, Restricted Stock or Deferred Stock to which the adoption of this Amendment to the Plan by the Board would (A) result in a penalty tax under Section 409A of the Code and the Department of Treasury proposed and final regulations and guidance thereunder or (B) cause any Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code.

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Executed on November 2, 2006

GUITAR CENTER, INC.

By:

/s/ Leland P. Smith
Officer